RVISION, INC.

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is made and entered into as of May 7, 2007, by and between RVision, Inc., a Nevada corporation (the “Debtor”), in favor of each of the secured parties listed on Exhibit A attached to this Agreement (each a “Secured Party” and together the “Secured Parties”).

RECITALS

The Debtor and each of the Secured Parties are parties to a Securities Purchase Agreement of even date with this Agreement (the “Purchase Agreement”) pursuant to which the Secured Parties shall purchase Units, consisting of Notes and Shares (all as defined in the Purchase Agreement) from the Debtor. The parties intend that the Debtor’s obligations to repay the Notes be secured with a second position interest in all of the assets of the Debtor, junior to the existing interest of the $800,000 Senior Secured Promissory Notes issued by the Debtor on November 1, 2006 (the “First Position Security Interest”).

AGREEMENT

In consideration of the purchase of the Units by the Secured Parties and for other good and valuable consideration, the Debtor hereby agrees with the Secured Parties as follows:

1.	Grant of Second Position Security Interest.

(a)          To secure the Debtor’s full and timely performance of all of the Debtor’s obligations and liabilities to the Secured Parties pursuant to the Notes (including, without limitation, Debtor’s obligations to convert the Notes into New Securities (as defined in the Notes) and to timely pay the principal amount of, and interest on, the Notes and any other amounts payable with respect to the Note) (the “Obligations”), the Debtor hereby grants to the Secured Parties a continuing lien on and security interest (“Second Position Security Interest,” together with the First Position Security Interest, the “Security Interests”), junior to the First Position Security Interest, in all of the Debtor’s right, title and interest in and to its personal property and assets (both tangible and intangible), including, without limitation, the following, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Cash; (i) all other Goods of the Debtor; (j) all patents and (k) all Proceeds of each of the foregoing and all accessions to, and replacements for, each of the foregoing (the “Collateral”). The Security Interest shall be a first and prior interest in all of the Collateral, subject only to the First Position Security Interest.

(b)          The following terms shall have the following meanings for purposes of this Agreement:

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“Account” means any “account,” as such term is defined in the UCC (as defined below), now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts, rights to payment and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Debtor whether or not arising out of goods or software sold or services rendered by Debtor or from any other transaction, whether or not the same involves the sale of goods or services by Debtor and all of Debtor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Debtor’s rights to any goods represented by any of the foregoing, and all monies due or to become due to Debtor under all purchase orders and contracts for the sale of goods or the performance of services or both by Debtor or in connection with any other transaction (whether or not yet earned by performance on the part of Debtor), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Cash” means all cash, money, currency, and liquid funds, wherever held, in which Debtor now or hereafter acquires any right, title, or interest.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest and any and all additions, upgrades, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires interest.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, together with all right, title and interest of Debtor in and to all extensions, improvements, betterments, accessions, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

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“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Debtor may now or hereafter have in or under any contracts, rights to payment, payment intangibles, confidential information, interests in partnerships, limited liability companies, corporations, joint ventures and other business associations, permits, goodwill, claims in or under insurance policies, including unearned premiums and premium adjustments, uncertificated securities, deposit, checking and other bank accounts.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“Inventory” means any “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Debtor for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Debtor’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Debtor or is held by others for Debtor’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in the UCC, and includes certificated securities, uncertificated securities, money market funds and U.S. Treasury bills or notes, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Majority Secured Parties” those Secured Parties holding a majority of the Participating Interest in the Collateral.

“Participating Interest” means, with respect to each Secured Party, the percentage that is set forth opposite such Secured Party’s name on Exhibit A.

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“Permitted Lien” means any of (i) the First Position Security Interest, (ii) the Second Position Security Interest, (iii) Liens subordinate to the foregoing, (iv) statutory Liens and Liens for taxes, fees, assessments or other governmental charges or levies and (v) Liens that arise in the ordinary course of business and do not materially impair Debtor’s ownership or use of the Collateral or the value thereof.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Debtor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of Debtor against third parties (i) for past, present or future infringement of any copyright, patent or patent license or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means all of Debtor’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

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2.            Representations and Warranties. The Debtor hereby represents and warrants to the Secured Party that:

(a)          Ownership of Collateral. The Debtor has rights in or the power to transfer the Collateral free and clear of any adverse lien, security interest or encumbrance other than Permitted Liens. No financing statements covering any Collateral or any proceeds thereof are on file in any public office (other than filings listing the holders of the First Position Security Interest and the Secured Parties as the secured parties).

(b)          Valid Security Interest. The Second Position Security Interest granted pursuant to this Agreement will constitute a valid and continuing perfected security interest in favor of the Secured Parties in the Collateral. Such Second Position Security Interest will be prior to all other liens on the Collateral other than Permitted Liens.

(c)          Organization and Good Standing. The Debtor has been duly incorporated, and is validly existing and in good standing, under the laws of the State of Nevada and has a Nevada corporate identification number of C1936-1997.

(d)          Location, State of Incorporation and Name of Debtor. Debtor’s chief executive office is located at 2365 A Paragon Drive, San Jose, CA 95134. Debtor’s state of incorporation is Nevada and the exact legal name of the organization is as set forth in the first paragraph of this Agreement.

3.	Rights and Obligations of Secured Parties.

(a)          Ratable Sharing of Collateral. Each Secured Party acknowledges and it is the intent of the Secured Parties that the Second Position Security Interest granted by Debtor is evidenced by a single Security Agreement and each Secured Party hereby agrees (and each Secured Party hereby irrevocably advises and instructs Debtor to recognize) that each Secured Party shall participate in the percentage of the total amount of any Collateral and proceeds of the Collateral calculated by multiplying the Debtor’s total Obligations by each Secured Party’s Participating Interest.

(b)          Event of Default. If an Event of Default shall have occurred and is continuing, the Majority Secured Parties shall notify Terrell W. Smith, Attorney at Law (the “Secured Party Representative”) of such default and direct the Secured Party Representative with the course of action to take in enforcing the Secured Parties’ rights and remedies under this Agreement against the Debtor and Collateral including foreclosing on the Collateral if necessary. The Secured Parties may also direct Secured Party Representative to exercise any further rights or remedies under this Agreement, the Purchase Agreement, or Notes. Any proceeds received from any such foreclosure, remedial action, redemption or receivership proceeding related to the Collateral shall be first used to satisfy the obligations to the holders of the First Position Security Interest, and the remaining proceeds distributed in accordance with Section 9.

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(c)          Secured Party Representative Fees. In the event that the Secured Party Representative is required to take any action on behalf of the Secured Parties in enforcing the Secured Parties’ rights and remedies under this Agreement, the Secured Parties shall pay the Secured Party Representative a fee of two percent (2%) of all amounts collected by the Secured Party Representative (the “Representative Fee”). The Representative Fee shall be in addition to all third party fees and costs, including attorney fees and costs, incurred by Secured Party Representative in connection with the exercise of such remedies.

(d)          Actions by Secured Parties; Settlement of Claims. All actions by Secured Party Representative or the Secured Parties effecting the rights of the Secured Parties (including any settlement of claims the Secured Parties may have against Debtor) shall be taken only as determined by the Majority Secured Parties.

4.            Covenants. The Debtor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations are paid in full:

(a)          Other Liens. Except as otherwise permitted under Section 4(i), the Debtor will (i) maintain its rights in and power to transfer the Collateral and its title thereto, free from any adverse lien, security interest or encumbrance other than Permitted Liens, and (ii) defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

(b)          Further Documentation. At any time and from time to time, upon the written request of the Secured Party Representative, and at the sole expense of the Debtor, the Debtor will promptly and duly authenticate and deliver such further instruments and documents and take such further action as the Secured Party Representative may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted (with the exception of filing any financing or continuation statements under the UCC in effect with respect to the Liens created hereby, which shall be the responsibility of the Secured Party Representative), including, without limitation, obtaining acknowledgment (as reasonably acceptable to the Secured Party Representative) of any bailee having possession of any Collateral that it holds the Collateral for the benefit of the Secured Party Representative or Secured Parties. The Debtor also hereby authorizes the Secured Party Representative to file any such financing or continuation statement without the authentication of the Debtor to the extent permitted by applicable law, and to describe the collateral covered by any such statements as “all assets of the Debtor,” “all personal property of the Debtor” or words of similar effect. A reproduction of this Agreement shall be sufficient as a financing statement (or as an exhibit to a financing statement on form UCC-1) for filing by the Secured Party Representative in any jurisdiction.

(c)          Indemnification. The Debtor agrees to defend, indemnify and hold harmless the Secured Parties against any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (“Liabilities”): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable

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or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement. However, Debtor shall have no obligation hereunder to indemnify or hold harmless the Secured Parties for any Liabilities that have arisen as a result of the Secured Parties’ willful misconduct or gross negligence.

(d)          Maintenance of Records. The Debtor will keep and maintain at its own expense complete and satisfactory records of the Collateral.

(e)          Inspection Rights. The Secured Party Representative shall have full access during normal business hours, and upon reasonable prior notice, to all the books, correspondence and other records of the Debtor relating to the Collateral. The Secured Party Representative or its representatives may examine such records and make photocopies or otherwise take extracts from such records. The Debtor agrees to render to the Secured Party Representative, at the Debtor’s expense, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.

(f)           Compliance with Laws, etc. The Debtor will comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of the Debtor’s business; provided, however, that the Debtor may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of the Debtor, adversely affect the Secured Parties’ rights or the priority of its liens on the Collateral.

(g)          Payment of Obligations. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any its income or profits derived from the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral and (iii) such charge is adequately reserved against on the Debtor’s books in accordance with generally accepted accounting principles.

(h)          Limitation on Liens on Collateral. The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than Permitted Liens.

(i)           Limitations on Dispositions of Collateral. The Debtor will not sell, transfer, lease, or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so other than in the ordinary course of Debtor’s business.

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(j)           Further Identification of Collateral. The Debtor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Parties may reasonably request, all in reasonable detail. If Debtor shall obtain rights to any new Collateral, the provisions of this Agreement shall automatically apply thereto. Debtor shall give prompt notice in writing to Secured Parties with respect to any such new Collateral.

(k)          Notice of Change of State of Incorporation. The Debtor will provide written notice to the Secured Parties at least thirty (30) days prior to a change of the Debtor’s state of incorporation. The Debtor will provide written notice to the Secured Parties at least thirty (30) days prior to a change in the location of its chief executive office.

(l)           No Merger. The Debtor will not merge or consolidate into or, subject to Section 4(i), transfer any of the Collateral to any other Person without the prior written consent of the Secured Parties.

(m)         Change of Debtor’s Name. The Debtor will provide written notice to the Secured Parties at least twenty (20) days prior to a change in the Debtor’s name.

5.	Event of Default; Secured Party’s Appointment as Attorney-in-Fact.

(a)          Event of Default. For purposes of this Agreement, the occurrence of any one of the following events (each, an “Event of Default”) shall constitute a default hereunder and under the Note:

(i)           The Debtor’s failure to pay or discharge the Obligations in full in accordance with the terms of the Note, if such failure shall continue for five days after notice of such failure is delivered to Debtor;

(ii)          A material breach of a representation or warranty made by the Debtor under the Purchase Agreement as of the date thereof;

(iii)        The insolvency of the Debtor, the commission of any act of bankruptcy by the Debtor, the execution by the Debtor of a general assignment for the benefit of creditors, the filing by or against the Debtor of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Debtor; or

(iv)         If any amendment to or termination of a financing statement naming the Debtor as debtor and the Secured Parties as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by Debtor, without the prior written consent of the Secured Parties.

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(b)          Powers. The Debtor hereby appoints the Secured Party Representative and any officer or agent of the Secured Party Representative, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Debtor and in the name of the Debtor or its own name, from time to time in the Secured Party Representative’s discretion so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to authenticate any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, the Secured Party Representative shall have the right, without notice to, or the consent of, the Debtor, to do any of the following on the Debtor’s behalf:

(i)           to pay or discharge any taxes or liens levied or placed on or threatened against the Collateral;

(ii)          to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to the Secured Party Representative or as the Secured Party Representative directs;

(iii)        to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;

(iv)         to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v)          to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

(vi)         to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and to give such discharges or releases in connection therewith as the Secured Parties may deem appropriate;

(vii)       to assign any patent right included in the Collateral of Debtor (along with the goodwill of the business to which the patent right pertains) throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party Representative shall in its sole discretion determine; and

(viii)      generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral and to take, at the Secured Party Representative’s option and the Debtor’s expense, any actions which the Secured Party Representative deems necessary to protect, preserve or realize upon

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the Collateral and the Secured Parties’ liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Secured Party Representative were the absolute owner of the Collateral for all purposes.

The Debtor hereby ratifies whatever actions the Secured Party Representative shall lawfully do or cause to be done in accordance with this Section 5. This power of attorney shall be a power coupled with an interest and shall be irrevocable.

(c)          No Duty on Secured Parties’ Part. The powers conferred on the Secured Party Representative by this Section 5 are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party Representative shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Party Representative nor any of its officers, directors, employees or agents shall, in the absence of willful misconduct or gross negligence, be responsible to the Debtor for any act or failure to act pursuant to this Section 5.

6.            Performance by Secured Parties of Debtor’s Obligations. If the Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement and the Secured Party Representative performs or complies, or otherwise causes performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of the Secured Party Representative incurred in connection with such performance or compliance shall be payable by the Debtor to the Secured Party Representative on demand and shall constitute Obligations secured by this Agreement.

7.            Remedies. If an Event of Default has occurred and is continuing, the Secured Party Representative may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the foregoing, the Secured Party Representative, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at a public or private sale or sales, at any exchange, broker’s board or office of the Secured Party Representative or elsewhere upon such terms and conditions as the Secured Party Representative may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Parties shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party Representative and the Secured Parties arising out of the exercise by the Secured Parties or Secured Party Representative of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable

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and proper if given at least five (5) days before such sale or other disposition. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Parties to collect such deficiency.

8.	Private Sale and Compliance with Law.

(a)          Secured Parties shall not incur any liability as a result of the sale of Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Debtor hereby waives any claim against Secured Parties arising by reason of the fact that the price at which Collateral may have been sold at such a private sale conducted in a commercially reasonable manner was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Secured Parties accept the first offer received and does not offer Collateral to more than one offeree.

(b)          Debtor agrees that in any sale of any of the Collateral whenever an event of default hereunder shall have occurred and be continuing, Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and Debtor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Parties be liable or accountable to Debtor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

9.            Application of Payments with Respect to the Collateral. In the event of any foreclosure, sale or other disposition of or realization in any manner upon any of the Collateral, all monies or other property collected or received by the Secured Parties or their representatives or counsel with respect to the Collateral, in excess of the amount paid to discharge liens upon the Collateral (if any), shall be distributed by the Secured Party Representative as follows:

(a)          First: to the pari passu payment of any advances made by any of the Secured Parties to satisfy any lien or other claim that may impair the Collateral, ratably according to the total amounts owing to the respective Secured Party as a result of such advances;

(b)          Second: to the Secured Parties and their representatives and counsel in the amount of, and to apply to, the payment of reasonable costs and expenses incurred by Secured Parties representatives and counsel in connection with the administration and enforcement of the foreclosed upon Collateral, including the reasonable fees and out-of-pocket expenses of counsel employed by the Secured Parties to the extent that such fees, advances, costs and expenses, shall not previously have been paid or reimbursed to the Secured Parties;

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(c)          Third: to each Secured Party, pari passu, in a manner proportionate to its Participating Interests until all indebtedness and other obligations owed by Debtor under the Notes have been satisfied in full; and

(d)	Fourth: to Debtor.

10.        Limitation on Duties Regarding Preservation of Collateral. The Secured Parties’ sole duty with respect to the custody, safekeeping and preservation of the Collateral, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Parties deal with similar property for their own account. Neither the Secured Parties nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

11.          Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect to the Collateral are irrevocable and are powers coupled with an interest.

12.          No Waiver; Cumulative Remedies. The Secured Parties shall not by any act (except by a written instrument pursuant to Section 14(f) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Notes or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Parties of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Secured Parties would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13.          Termination of Security Interest. Upon satisfaction of the Debtor’s obligations pursuant to the Note, or conversion of the Notes into Next Securities pursuant to the terms of the Notes, the security interest granted herein automatically shall terminate and all rights to the Collateral shall revert to the Debtor without further action by any party. Upon any such termination, the Secured Parties shall authenticate and deliver to the Debtor such documents as the Debtor may reasonably request to evidence such termination.

14.	Miscellaneous.

(a)          Successors and Assigns. The terms and conditions of this Agreement shall be binding upon the Debtor and its successors and assigns, as well as all persons who become bound as a debtor to this Agreement and inure to the benefit of the Secured Parties and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective

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successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)          Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law that would result in the application of the laws of any other state.

(c)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)          Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(f)           Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Debtor and the Majority Secured Parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 14(f) shall be binding upon the parties and their respective successors and assigns.

(g)          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)          Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

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IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

DEBTOR:

RVISION, INC.

By: /s/ Gregory E. Johnston
Name: Gregory E. Johnston
Title: Chief Executive Officer
Address: 2365 A Paragon Drive
San Jose, CA 95131
Facsimile Number: (408) 437-9923

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

SECURED PARTIES:

/s/ SEE ATTACHED SCHEDULE
(Secured Party)
By:
Name:
Title:
ADDRESS FOR NOTICE
c/o:
Street:
City/State/Zip:
Attention:
Tel:
Fax:
Email:

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EXHIBIT A

SCHEDULE OF SECURED PARTIES

Name of Secured Party	Original Principal Amount of Note	Participating Interest in Collateral in %
ASRL LLC	$250,000	40%
Stephen D. Lipkin	$25,000	4%
RTAC Corporation	$250,000	40%
Robert A. Fink	$25,000	4%
Chachas Land Co., Inc.	$50,000	8%
Byron Barkley	$25,000	4%
TOTAL	625,000	100%

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pa-1149047